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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Current Report on Form 8-K, the Registration Statements on Form S-8 (Nos. 33-22205, 33-22206, 33-80310, 333-17467 and 333-46367) and the Registration Statement on Form S-3 (No. 333-34931) of Peoples Heritage Financial Group, Inc. of our report, dated January 22, 1996, relating to the consolidated statement of operations of The Safety Fund Corporation for the year ended December 31, 1995, which report appears in the December 31, 1995 Annual Report on Form 10-KSB of The Safety Fund Corporation and in the December 31, 1997 Annual Report on Form 10-K of CFX Corporation.


                                                       /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
April 8, 1998


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Current Report on Form 8-K, the Registration Statements on Form S-8 (Nos. 33-22205, 33-22206, 33-80310, 333-17467 and 333-46367) and the Registration Statement on Form S-3 (No. 333-34931) of Peoples Heritage Financial Group, Inc. of our report, dated January 22, 1997, relating to the consolidated balance sheet of Community Bankshares, Inc. and subsidiaries as of December 31, 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1996, the six months ended December 31, 1995 and the year ended June 30, 1995, which report appears in the December 31, 1996 Annual Report on Form 10-K of Community Bankshares, Inc and in the December 31, 1997 Annual Report on Form 10-K of CFX Corporation.

                                                       /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
April 8, 1998